UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sun Microsystems, Inc.

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Overview and Frequently Asked Questions

Overview

Oracle Buys Sun

On April 20, 2009, Oracle announced that it had agreed to acquire Sun Microsystems. The proposed transaction is subject to Sun stockholder approval, certain regulatory approvals and customary closing conditions. Until the deal closes, each company will continue to operate independently, and it is business as usual.

This acquisition combines best-in-class enterprise software and mission-critical computing systems. Oracle plans to engineer and deliver an integrated system – applications to disk – where all the pieces fit and work together, so customers do not have to do it themselves. Customers benefit as their systems integration costs go down while system performance, reliability, and security go up.

Oracle’s ownership of two key Sun software assets, Java and Solaris, is expected to provide our customers with significant benefit. Java is one of the computer industry’s best known brands and most widely deployed technologies. Oracle Fusion Middleware is built on top of Sun’s Java language and software. Oracle can now ensure continued innovation and investment in Java technology for the benefit of customers and the Java community.

The Sun Solaris operating system is the leading platform for the Oracle database. With the acquisition of Sun, Oracle can optimize the Oracle database for some of the unique, high-end features of Solaris. Oracle is as committed as ever to Linux and other open platforms and will continue to support and enhance our strong industry partnerships.

Our customers have been asking us to step up to a broader role to reduce complexity, risk, and cost by delivering a highly-optimized, standards-based product stack. Oracle plans to deliver that benefit by offering a broad range of products, including servers and storage, with all the integrated pieces: hardware operating system, database, middleware and applications. We plan to preserve and enhance investments made by our customers, while we continue to work with our partners to provide customers with choice.

PRODUCT OVERVIEW AND STRATEGY

How does Sun fit into Oracle’s overall strategy?

Oracle’s acquisition of Sun is consistent with our strategy to provide complete, open and integrated systems. Oracle and Sun’s products are based on open standards and, post-closing, Oracle plans to engineer a complete, integrated system – applications to disk – where all the pieces fit and work together so customers do not have to do it themselves. Customers benefit as their system integration costs go down, while system performance, reliability and security go up.

Customers have been asking us to take on a broader role to reduce complexity, risk and cost by delivering a highly optimized stack based on standards. This transaction delivers that benefit to customers and it enhances our commitment to open standards and choice. Oracle is committed as ever to Linux and other platforms and will continue to support and enhance our strong industry partnerships.

What will Oracle do with Sun’s hardware business?

Oracle plans to grow the Sun hardware business after the closing, protecting Sun customers’ investments and ensuring the long-term viability of Sun products. Oracle also intends to focus the server and storage businesses on our common enterprise customers, where we believe we bring competitive advantage, relationships, and a track record of helping to reduce costs and complexity. Key to this strategy will be our plans to develop software-optimized hardware that integrates all of the enterprise components: hardware, database, middleware, and applications. After the closing, Oracle plans to be the only company that can engineer an integrated system where all the pieces fit and work together so customers do not have to do it themselves. Our customers benefit as their systems integration costs go down while system performance, reliability and security go up.

Will the ownership of Solaris change Oracle’s position on Linux?

No. This transaction enhances our commitment to open standards and choice. Oracle is as committed as ever to Linux and other platforms and will continue to support and enhance our strong industry partnerships.

What does Oracle plan to do with MySQL?

MySQL will be an addition to Oracle’s existing suite of database products, which already includes Oracle Database 11g, TimesTen, Berkeley DB open source database, and the open source transactional storage engine, InnoDB.

CUSTOMERS AND PARTNERS

How is the transaction between Oracle and Sun expected to benefit Sun customers?

Oracle and Sun share a common commitment to providing simple, flexible and cost effective enterprise solutions. As a result, Sun customers can expect substantial benefits from the acquisition. After the closing, Oracle plans to invest and grow the Sun business, ensuring the long-term viability of Sun products and preserving existing customer and partner investments in Sun technologies. Oracle is committed to 100% customer satisfaction.

How do customers of both Sun and Oracle benefit from dealing with one combined vendor?

Our largest customers have been asking us to step up to a broader role to reduce complexity, risk and cost by delivering a highly-optimized, standards-based product stack. With this acquisition, Oracle plans to deliver these benefits by offering a broad range of products, including storage, servers, operating system, database, middleware and applications. Oracle’s unique value proposition is to make all the pieces fit and work together for the benefit of all customers.

How is the transaction expected to benefit partners?

Oracle and Sun partners are expected to benefit by working with a single vendor to address customer needs for enterprise systems. After the closing, Oracle partners are expected to benefit from improved access, support and training for Sun products and solutions. Sun partners are expected to benefit from Oracle’s increased support of Sun partners and increased investment in the combined solutions. Both companies’ partners are expected to benefit from the complementary solutions that provide an opportunity to increase business value and drive down the total cost of ownership through an integrated, standards-based enterprise product stack.

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How will Oracle continue to support and broaden relationships with Sun partners?

After the closing, Oracle expects to:

•	Provide Sun partners with opportunities to build relationships and collaboration with Oracle’s extensive ecosystem of partners around the world

•	Provide access to Oracle PartnerNetwork (OPN), a unified partner program with a framework for worldwide partnership as well as localized engagement

•	Provide product focus areas within OPN with product, education, marketing, and sales resources around Sun products

•	Work with key system integrators to broaden offerings, achieve efficiencies, and drive further innovation

•	Accelerate go-to-market capabilities with Sun’s 11,000+ channel partners and introduce new revenue opportunities around Oracle’s broad product and services portfolio

•	Continue to invest in Sun’s partner ecosystem and develop stronger and closer relationships with Sun’s key partners

•	Combining Sun’s partner ecosystem with Oracle’s partner network of 21,000+ partners creates a leading partner community to drive open enterprise systems

BUSINESS CONTINUITY

Can I still purchase Sun products?

Yes. Until the transaction is complete, Sun continues to operate as a separate business. Please contact your existing Sun sales representative to assist you, or visit www.sun.com for contact information.

Should Sun customers continue to call Sun customer support?

Yes. Until the transaction is complete, Sun continues to operate as a separate business. Sun customers should continue to use existing Sun contacts for support, professional services and sales to address immediate and ongoing needs. We will communicate all changes and transitions well in advance through these familiar channels.

Should Sun customers continue to contact their Sun sales representative?

Yes. Until the closing of the transaction, Sun continues to operate as a separate business and, until further advised, customers should continue to rely on existing relationships.

How is this acquisition expected to impact any existing project, deployment, or services engagements?

It is not expected that this transaction will impact any existing project, deployment or services engagement.

Will training on Sun products continue?

Yes. Until the closing of the transaction, Sun continues to operate as a separate business. After the closing, we plan to continue Sun’s education program. We want to ensure that our customers’ software provides the best possible service for their organizations, and we know excellent training is critical to reach that goal.

How does Oracle plan to maintain Sun’s industry and domain expertise?

The acquisition of Sun demonstrates Oracle’s commitment to providing complete, open and integrated systems. Sun employees will be integral in the execution of our plans to grow Oracle’s enterprise systems business.

How will Oracle provide for a smooth integration of the two companies?

Oracle is focused on customer and partner satisfaction and plans to provide a smooth transition without customer and partner disruption. Oracle is experienced with integrating companies quickly and efficiently. Oracle will provide dedicated personnel from key functional areas for the Sun integration and utilize proven templates and processes for repeatable success in integration. We will communicate regularly throughout this process to keep our customers and employees well informed.

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When is the acquisition expected to close?

The transaction is subject to certain conditions, including Sun stockholder and regulatory approvals, and customary closing conditions. We expect the transaction to close this summer.

Where can I find out more information about the proposed Oracle and Sun combination?

For more information, please visit oracle.com/sun or sun.com/Oracle.

Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding Sun’s expected contributions to Oracle’s earnings and profits, the integration of Sun’s product offerings into Oracle’s business, the anticipated value of the combined business to customers and partners, and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Oracle to successfully integrate Sun’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in Oracle’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, Oracle’s most recent Quarterly Reports on Form 10-Q, Sun’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and Sun’s most recent Quarterly Reports on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Oracle and Sun assume no obligation to update any forward-looking statement contained in this document.

Additional Information about the Merger and Where to Find It

Sun plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Soda Acquisition Corporation, pursuant to which Sun would be acquired by Oracle (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Sun through the web site maintained by the SEC at www.sec.gov. In addition, investors and stakeholders will be able to obtain free copies of the proxy statement from Sun by contacting Investor Relations by telephone at (800) 801-7869 (within the U.S.) or (408) 404-8427 (outside the U.S.), or by mail at Sun Microsystems, Inc., Investor Relations, Mail Stop UMPK14-336, 4150 Network Circle, Santa Clara, California 95054, USA. Sun and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sun in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Sun’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on September 24, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Sun by contacting Investor Relations by telephone at (800) 801-7869 (within the U.S.) or (408) 404-8427 (outside the U.S.), or by mail at Sun Microsystems, Inc., Mail Stop UMPK14-336, 4150 Network Circle, Santa Clara, California 95054, USA, or by going to Sun’s Investor Relations page on its corporate web site at www.sun.com.

Copyright © 2009, Oracle and/or its affiliates. All rights reserved. Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners. 0900XXXX

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